UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 16, 2010

Chordiant Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34179	93-1051328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 400

Cupertino, California 95014

(Address of Principal Executive Offices, Including Zip Code)

(408) 517-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

(a) On March 16, 2010, Bruce Bennett filed a class action lawsuit in the Superior Court of the State of California, County of Santa Clara, purportedly on behalf of the stockholders of Chordiant Software, Inc. (“Chordiant”), against Chordiant, its directors, Pegasystems Inc. (“Pegasystems”) and Maple Leaf Acquisition Corp., a wholly-owned subsidiary of Pegasystems (“Acquisition Sub”), alleging, among other things, that Chordiant and its directors, aided and abetted by Pegasystems and Acquisition Sub, breached their fiduciary duties owed to Chordiant stockholders in connection with the proposed acquisition of Chordiant by Pegasystems and Acquisition Sub. The complaint seeks, among other things, to enjoin the defendants from completing the acquisition as currently contemplated.

Chordiant intends to take all appropriate actions to defend the suit.

It is possible that additional similar complaints may be filed in the future. If this does occur, Chordiant does not intend to announce the filing of any similar complaints unless they contain allegations that are substantially distinct from those made in the pending action.

(b) As the Company has previously disclosed, on January 2, 2008 it was named in a complaint filed in the United States District Court for the Northern District of California by Dongxiao Yue under the caption Dongxiao Yue v. Chordiant Software, Inc. et al. Case No. CV 08-0019 (N.D. Cal.). On March 17, 2010, the Court issued an Order rescheduling the trial, which is now set to commence on April 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHORDIANT SOFTWARE, INC.

Dated: March 18, 2010	By:	/s/ Steven R. Springsteel
Steven R. Springsteel
Chairman, President and Chief Executive Officer